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 WEINICK SANDERS                                              1375 BROADWAY
   LEVENTHAL & CO., LLP                                NEW YORK, N.Y. 10018-7010
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 CERTIFIED PUBLIC ACCOUNTANTS                                       212-869-3333

      FAX:  212-764-3060

      WWW.WSLCO.COM

         July 31, 2005

         UNITED STATES SECURITIES
            AND EXCHANGE COMMISSION
         Division of Corporate Finance
         450 Fifth Street, N.W.
         Washington, DC  20549

         To Whom It May Concern:

         We have read the Form 8-K dated July 31, 2005, to be filed by MARC
         PHARMACEUTICALS, INC. (A Development Stage Company). Our auditors'
         report as at and for the year ended December 31, 2004 contained a going concern qualification. We are in agreement with all of the other statements contained therein as they apply to Weinick Sanders Leventhal
         & Co., LLP. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

         Very truly yours,

         /s/ WEINICK SANDERS LEVENTHAL & CO., LLP